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EXHIBIT 12.1

                            Salt Holdings Corporation
               Computation of Ratios of Earnings to Fixed Charges
                                  (in millions)

                                            Three Months Ended March 31,         Year Ended December 31,
                                           ------------------------------   --------------------------------
                                                2003              2002         2002        2001       2000
                                             ---------          --------     ---------   --------  ---------
Earnings:
  Income (loss) before income taxes.......   $   29.9           $   17.0      $    30.3   $   45.8   $  (571.4)
  Plus fixed charges......................       12.5               11.1           45.1       16.7        18.4
  Less capitalized interest...............         --                 --             --       (1.0)       (1.1)
                                             ---------          --------      ---------   --------   ---------
                                             $   42.4           $  28.1       $    75.4   $   61.5   $  (554.1)
                                             =========          ========      =========   ========   =========

Fixed Charges:
  Interest charges........................   $   11.9           $   10.5      $    42.4   $   14.4   $    16.4
  Plus interest factor in operating rent
    expense.................................      0.6                0.6            2.7        2.3         2.0
                                             ---------          --------      ---------   --------   ---------
                                             $   12.5           $   11.1      $    45.1   $   16.7   $    18.4
                                             =========          ========      =========   ========   =========

Ratio of earnings to fixed charges (excess
  of fixed charges over earnings)...........      3.39x            2.53x          1.67x      3.69x  $  (572.5)
                                             =========         ========      =========   ========   =========